    As Filed with the Securities & Exchange Commission on February 7, 1997

                                                           Registration No.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ___________________________

                             HATHAWAY  CORPORATION
            (Exact name of registrant as specified in its charter)

            COLORADO                                    84-0518115
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                    Identification No.)


                            8228 PARK MEADOWS DRIVE
                           LITTLETON, COLORADO 80124
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


               1991 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
                                      OF
                             HATHAWAY CORPORATION
                             (FULL TITLE OF PLAN)


                               EUGENE E. PRINCE
                                   PRESIDENT
                             HATHAWAY CORPORATION
                            8228 PARK MEADOWS DRIVE
                           LITTLETON, COLORADO 80124
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               303 - 799 - 8200
         (TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

                         _____________________________

                        CALCULATION OF REGISTRATION FEE


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                                                                                         PROPOSED MAXIMUM
TITLE OF SECURITIES             AMOUNT TO BE             PROPOSED MAXIMUM                AGGREGATE OFFERING            AMOUNT OF
 TO BE REGISTERED                REGISTERED         OFFERING PRICE PER SHARE (1)             PRICE (1)              REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value      500,000 Shares               $4.3125                        $2,156,250                  $653.41
------------------------------------------------------------------------------------------------------------------------------------


(1) Determined pursuant to Rule 457(b)(1) of the Securities Act of 1933, based upon the average high and low prices reported on February 4, 1997.

     This Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the Registrant's currently effective Registration Statement on Form S-8 relating to the 1991 Incentive and Nonstatutory Stock Option Plan (Registration No. 33-44997) and the contents of that Registration Statement, including any future amendments thereto or subsequent filings incorporated therein by reference, are incorporated herein by this reference. The additional securities registered hereby consist of 500,000 shares of the Registrant's Common Stock which may be issued to participant's under the Plan.

     The audited financial statements and financial statement schedules of the Registrant incorporated by reference in this Registration Statement have been audited by the independent auditors named therein for the periods indicated in their reports thereon and have been incorporated by reference in this Registration Statement in reliance upon such reports and upon the authority of such independent auditors as experts in accounting and auditing.

     In addition to the exhibits to the currently effective Registration Statement incorporated by reference herein, the following opinion and consents are filed as Exhibits to this Registration Statement:


     Exhibit No.                   Description
     -----------                   -----------

          5               Opinion of Sherman & Howard L.L.C.
         23               Consent of Independent Public Accountants
         24               Power of Attorney (included on the signature pages
                              of the Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Douglas, State of Colorado on February 4, 1997.


                                               Hathaway  Corporation

                                               By:  /S/ Eugene E. Prince
                                                   -------------------------
                                                        Eugene E. Prince
                                                       Chairman of the Board
                                                       President and Chief
                                                       Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene E. Prince and Richard D. Smith, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signatures                   Title                         Date
         ----------                   -----                         ----

 /S/ Eugene E. Prince          Chairman of the Board,        February 4, 1997
-----------------------        President and Chief
Eugene E. Prince               Executive Officer


 /S/ Richard D. Smith          Director, Executive Vice-     February 4, 1997
-----------------------        President, Treasurer and
Richard D. Smith               Chief Financial Officer and
                               Principal Accounting Officer


 /S/ Chester Clarridge
-----------------------        Director                      February 4, 1997
Chester Clarridge


 /S/ Graydon D. Hubbard        Director                      February 4, 1997
-----------------------
Graydon D. Hubbard


 /S/ George J. Pilmanis        Director                      February 4, 1997
-----------------------
George J. Pilmanis
